Exhibit 5.2

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, N.Y. 10174-1901
(212) 818-8800

June 6, 2014

Garnero Group Acquisition Company
Av Brig. Faria Lima
1485-19 Andar
Brasilinvest Plaza CEP 01452-002
Sao Paulo, Brazil

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (“Registration Statement”) filed by Garnero Group Acquisition Company (the “Company”), a Cayman Islands company, under the Securities Act of 1933, as amended (“Act”), covering: (i) 12,500,000 units (the “Firm Units”), each unit consisting of one ordinary share of the Company, par value $.0001 per share (“Ordinary Shares”), one right (“Right”) to receive one-tenth (1/10) of an Ordinary Share automatically on the consummation of an initial business combination and one warrant (“Warrant”) to purchase one half of one Ordinary Share, representing a total of 12,500,000 Ordinary Shares, 12,500,000 Rights (to receive 1,250,000 Ordinary Shares) and 12,500,000 Warrants (to purchase 6,250,000 Ordinary Shares), which the Company will sell to the underwriters (the “Underwriters”) for whom EarlyBirdCapital, Inc. ( “EBC”) is acting as representative, (ii) 1,875,000 units (the “Over-Allotment Units”), each unit identical to the units in the Firm Units, representing a total of 1,875,000 Ordinary Shares, 1,875,000 Rights (to receive 187,500 Ordinary Shares) and 1,875,000 Warrants (to purchase 937,500 Ordinary Shares), which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) an option (the “Purchase Option”) to purchase up to 1,250,000 units (the “Purchase Option Units”), each unit identical to the units in the Firm Units, representing a total of 1,250,000 Ordinary Shares, 1,250,000 Rights (to receive 125,000 Ordinary Shares) and 1,250,000 Warrants (to purchase 625,000 Ordinary Shares), which the Company will grant to EBC and its designees, (iv) all of the Purchase Option Units issuable upon exercise of the Purchase Option, (v) all of the Ordinary Shares, Rights and Warrants included in the Firm Units, Over-Allotment Units and Purchase Option Units, (vi) all of the Ordinary Shares issuable upon automatic conversion of the Rights included in the Firm Units, Over-Allotment Units and Purchase Option Units, and (vii) all of the Ordinary Shares issuable upon exercise of the Warrants included in the Firm Units, Over-Allotment Units and Purchase Option Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below.  With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.  As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Garnero Group Acquisition Company
June 6, 2014

Based upon the foregoing, we are of the opinion that:

1.           The Firm Units and Over-Allotment Units, when duly executed, issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.           The Rights included in the Firm Units and Over-Allotment Units, when duly executed and authenticated in accordance with the Rights Agreement and issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.           The Warrants included in the Firm Units and Over-Allotment Units, when duly executed and authenticated in accordance with the Warrant Agreement and issued and delivered against payment therefor in accordance with and in the manner described in the Registration Statement, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.           The Purchase Option, when duly executed and issued in accordance with and in the manner described in the Registration Statement, constitutes legal, valid and binding obligation of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and the Purchase Option Units issuable upon exercise of the Purchase Option, when issued and delivered against payment therefor in accordance with the Purchase Option, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Garnero Group Acquisition Company
June 6, 2014

5.           The Rights included in the Purchase Option Units, when duly executed and authenticated in accordance with the Rights Agreement and issued and delivered against payment therefor in accordance with the Purchase Option, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.           The Warrants included in the Purchase Option Units, when duly executed and authenticated in accordance with the Warrant Agreement and issued and delivered against payment therefor in accordance with the Purchase Option, will constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller